EXHIBIT (8)(p)(1)

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

(STI)

AMENDMENT NO. 2

TO

PARTICIPATION AGREEMENT

Amendment No. 2 to the Participation Agreement (the “Agreement”), dated as of July 10, 2000, by and among TRANSAMERICA LIFE INSURANCE COMPANY, formerly PFL Life Insurance Company, (hereinafter the “Company”), an Iowa corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”); STI CLASSIC VARIABLE TRUST, a business trust organized under the laws of Massachusetts, (hereinafter the “Trust”); SEI INVESTMENTS DISTRIBUTION CO. (hereinafter the “Underwriter”), a Pennsylvania corporation; and TRUSCO CAPITAL MANAGEMENT, INC. (hereinafter the “Adviser”), a Georgia corporation.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS, AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	Policy Form Numbers of Contracts Funded	Applicable Portfolios
PFL Life Variable Annuity Account E, Established on February 20, 1997	AV288 101 95 796

STI Capital Appreciation Fund

STI Growth & Income Fund

STI International Equity Fund

STI Investment Grade Bond Fund

STI Mid-Cap Equity Fund

STI Quality Growth Stock Fund

STI Small Cap Value Equity Fund

STI Value Income Stock Fund

Separate Account VA B, Established on January 19, 1990	AV720 101 48 102	STI Capital Appreciation Fund STI Growth & Income Fund STI International Equity Fund STI Investment Grade Bond Fund STI Mid-Cap Equity Fund STI Small Cap Value Equity Fund STI Value Income Stock Fund

Flexible Premium Variable Annuity – B Separate Account VA Q Established on November 26, 2001	AV1114 101 185 104	STI Capital Appreciation Fund STI Growth & Income Fund STI International Equity Fund STI Investment Grade Bond Fund STI Mid-Cap Equity Fund STI Small Cap Value Equity Fund STI Value Income Stock Fund

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2004

TRANSAMERICA LIFE INSURANCE COMPANY		STI CLASSIC VARIABLE TRUST

By:	/s/ John K. Carter	By:	/s/ Illegible
Title:	Assistant Secretary	Title:	Vice President
Date:	3/29/04	Date:	3/17/04

SEI INVESTMENTS DISTRIBUTION CO.		TRUSCO CAPITAL MANAGEMENT, INC.

By:	/s/ Illegible	By:	/s/ Illegible
Title:	Vice President	Title:	Managing Director
Date:	3/17/04	Date:	March 22, 2004

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